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EXHIBIT 5

Brown, Todd & Heyburn PLLC
3200 Providian Center
Louisville, Kentucky  40202-3363

                                January 26, 1996



Florida Gaming Corporation
1750 South Kings Highway
Fort Pierce, Florida 34945-3099

Re:  Registration Statement (No. 33-99380)
     on Form S-3
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Gentlemen:

     We refer to the registration by Florida Gaming Corporation (the "Company") of 1,029,480 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), that may be offered for sale for the account of Freedom Financial Corporation (the "Selling Shareholder"), as more fully described in the Registration Statement (No. 33-99380) on Form S-3 (the "Registration Statement") filed by the Company pursuant to the Securities Act of 1993, as amended, (the "Act"), to which this opinion is an exhibit, and in the Prospectus constituting a part thereof (the "Prospectus").

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement. As such counsel, we have examined originals, or copies certified to our satisfaction, of the Company's Restated Certificate of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock offered for sale for the account of the Selling Shareholder, when issued and delivered as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

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Florida Gaming Corporation
January 26, 1996
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

                                             Very truly yours,

                                             BROWN, TODD & HEYBURN PLLC

                                                 /s/ James A. Giesel

                                             By ___________________________
                                                James A. Giesel, Member